SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

UNIGENE LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

81 Fulton Street
Boonton, NJ 07005

Name
Address
City, State Zip Code

Dear Unigene Laboratories, Inc. Stockholder:

The 2010 Annual Stockholders’ Meeting for Unigene Laboratories, Inc. will be held at 11:00 A.M., Eastern Daylight Time, on June 15, 2010 at The Ramada Inn, 130 Route 10 West, East Hanover, NJ 07936 for the following purposes:

1.Election of Allen Bloom, Zvi Eiref, Richard Levy, Warren P. Levy, Marvin L. Miller, Bruce Morra and Peter Slusser as directors of the Company;

2.Appointment of Grant Thornton LLP as independent auditors of the Company for the Company’s 2010 fiscal year;

3.To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01 per share, from 135,000,000 shares to 275,000,000 shares;

4.To approve an amendment to the Company’s 2006 Stock-Based Incentive Compensation Plan, as amended, to increase by 5,000,000 shares the number of shares of Common Stock, par value $.01 per share, available for issuance thereunder; and

IMPORTANT NOTICE
REGARDING
THE AVAILABILITY OF
PROXY MATERIALS
FOR THE STOCKHOLDER
MEETING TO BE HELD ON
JUNE 15, 2010

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at http://www.unigene.com/investor_relations/financial_reports.

5.To transact such other matters as may properly come before the Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on April 20, 2010 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you request a paper or email copy of these documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card, sign, date and return. You may also vote in person at the Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Unigene Laboratories, Inc. Common Stock as of the close of business on the record date.  For directions to the meeting, please call The Ramada Inn at (973) 386-5622.

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by June 4, 2010 to facilitate timely delivery.  You will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•	Call our toll-free number, (800) 951-2405; or
•	Send us an email at fulfillment@rtco.com

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

You will have the opportunity to make your request for paper copies apply to all future stockholder meetings, which you may later revoke at any time.

We ask that you cast your vote promptly.

Thank you for your continued support!

Stockholder Control Number